EXHIBIT 99.B(p)(46)

CODE OF ETHICS (PERSONAL TRADING) & INSIDER TRADING

CODE OF ETHICS - PERSONAL TRADING BY BRIGADE CAPITAL AND ITS PERSONNEL

(1)                        INTRODUCTION

High ethical standards are essential for the success of Brigade Capital and to maintain the confidence of its clients. Brigade Capital’s long-term business interests are best served by adherence to the principle that its Advisory Clients’ interests come first. Brigade Capital has a fiduciary duty to the Advisory Clients it manages, which requires individuals associated with Brigade Capital to act solely for the benefit of the Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment advisory firms. In recognition of Brigade Capital’s fiduciary obligations to the Advisory Clients and Brigade Capital’s desire to maintain its high ethical standards, Brigade Capital has adopted this Code of Ethics which it reasonably believes complies with the requirements of Rule 204A-1 under the Advisers Act and the Access Person reporting and preclearance requirements of Rule 17j-1 under the Investment Company Act, containing provisions designed to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by Brigade Capital or securities holdings of the Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

Our goal is to allow Brigade Capital’s Access Persons to engage in personal securities transactions while protecting Brigade Capital, its Advisory Clients and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interest. It should be noted that Brigade Capital’s Access Persons are not permitted to invest in the same Issuers of Reportable Securities (as defined in Section 4.B below) that the Advisory Clients held in the past 7 days or currently held by the Advisory Clients. In addition, Access Persons are generally prohibited from investing in securities that fall within the investment universe of the Advisory Clients. By implementing this restriction while allowing personal trading, Brigade Capital believes that Brigade Capital, its Advisory Clients and its Access Persons are preventing the appearance of actual or potential conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for employees and Access Persons of Brigade Capital. If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer or his/her designee, who is charged with the administration of this Code of Ethics, has general compliance responsibility for Brigade Capital, and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel or outside compliance consultants.

(2)                        APPLICABILITY OF CODE OF ETHICS

(a)                         Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons where “Reportable Securities” (as defined in Section 4.B of this Code of Ethics below) are held and includes any account in which an Access Person has any direct or indirect beneficial ownership. A Personal Account also includes an account maintained by or for:

(i)                           Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(ii)                      Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(iii)                   Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(iv)                    Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

(v)                       Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control; provided, however, that the following entities managed by Brigade Capital are not deemed to be Personal Accounts of an Access Person:

(vi)                    Brigade Leveraged Capital Structures Fund Ltd.

(vii)                 Brigade Leveraged Capital Structures Fund LP

(viii)              Brigade Leveraged Capital Structures Offshore Ltd.

(ix)                      Brigade Credit Fund I Ltd.

(x)                         Brigade Credit Fund I, LP

(xi)                      Brigade Credit Offshore Fund I, Ltd.

As detailed in Section 4.A.(1), upon receipt of this Manual, each Access Person will be required to provide a comprehensive list of all Personal Accounts to Brigade Capital’s Chief Compliance Officer.

(b)                       Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(c)                        Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(d)                       Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of Brigade Capital, (i) makes or participates in the making of investment recommendations for the Advisory Clients, or (ii) obtains information on recommended investments for the Advisory Clients.

(e)                        Client Accounts. A client account includes any account managed by Brigade Capital which is not a Personal Account

(3)                        RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(a)                        General: It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Code of Ethics.

(b)                       Prohibition of Trading with or against Advisory Clients: It should be noted that the Chief Compliance Officer does not generally intend to permit Access Persons to execute transactions in the types of securities that the Advisory Clients typically invest in. The Advisory Clients typically hold securities of international leveraged companies, debt or debt-like obligations rated below investment grade by one or more of the major rating agencies, or securities trading at yields comparable to the high yield market and high yield issuers.

(c)                        Holdings List, Restricted List and Watch List: Each Access Person is strictly prohibited from trading in the securities of issuers that are included on the Holdings List, Restricted List and Watch List. Issuers on the Holdings List include the issuers of securities that the Advisory Clients have held in the past 7 days and the issuers of securities that the Advisory Clients currently hold. Issuers on the Restricted List include the issuers of securities that Brigade Capital has come into contact with material non-public information. Issuers on the Watch List include the issuers of Security Held or to be Acquired by a client (as defined below). It should be noted that the Chief Compliance Officer and the Managing Member have the discretion to add any other issuers to the Watch List as they deem appropriate. The Holdings List, Restricted List and Watch List will be distributed to all Access Persons on not less than a weekly basis. In the event that an Access Person owns a security prior to the issuer of such security being added to the Holdings List, or the Watch List, Access Persons are not allowed to add to the position, however they may close out or cover such securities as long as the Advisory Clients have not traded in such securities or plan to trade in such securities within 7 days and all other personal trading requirements have been met. To the extent that an Access Person owns a security of an issuer prior to that issuer being added to the Restricted List, the Access Person may not conduct transactions in such security until the issuer is no longer on the Restricted List.

“Security Held or to be Acquired by a client” means (i) any Reportable Security which, within the most recent 15 days (A) is or has been held by a client or (B) is or has been considered by Brigade Capital for purchase by the client; and (ii) any option to purchase or sell and any security convertible into or exchangeable for, a Reportable Security described in (i)(A) or (i)(B) above.

Notwithstanding the foregoing, such trading prohibitions shall not apply to:

(i)                          securities excepted from the definition of a “Reportable Security” (as defined below in Section 4.B.) of the same or affiliated issuer that the Advisory Clients hold, currently hold or intend on holding; and

(ii)                       securities issued by a subsidiary of an issuer that the Advisory Clients hold, currently hold or intend on holding, although the Chief Compliance Officer still retains the authority to deny any such pre-clearance requests if believed to be in the best interests of Advisory Clients.

For Example:

•                  JPMorgan Chase & Co. (ticker: JPM) is put on the Holdings List; however, an Access Person may be permitted to trade an open-ended mutual fund (i.e., a non-“Reportable Security”) managed or sponsored by JPM and/or its affiliate)]; and

•                  Johnson & Johnson (ticker: JNJ) is put on a Restricted List; however, an Access Person may be permitted to trade securities issued by Merck & Co. Inc. (ticker: MRK), one of its many subsidiaries.

As detailed below, all security transactions in Reportable Securities are subject to pre-clearance requirements and other restrictions described below.

(d)                       Pre-clearance of Transactions in Personal Account: An Access Person must obtain the prior written approval of the Chief Compliance Officer (or his designee) prior to purchasing or selling a Reportable Security (as defined below in Section 4.B). It should be noted that this includes (but is not limited to) investments in IPOs and limited offerings (which include private or restricted offerings). The Chief Compliance Officer (or his designee) will generally discuss pre-clearance requests with the Managing Member (or his designee) prior to granting approval for any transactions. In the event that the Chief Compliance Officer is not available to review the request or the Chief Compliance Officer is submitting his own request, the Chief Compliance Officer’s designee will approve such requests.

A request for pre-clearance must be made by completing the Pre-Clearance Form in advance of the contemplated transaction in the Reportable Security(ies). A Sample Pre-Clearance Form is attached as Form 8. Any approval given under this paragraph will remain in effect for 24 hours.

(e)                        Holding Period: To the extent that an Access Person was granted approval from the Chief Compliance Officer to purchase a particular Reportable Security, such Access Person must generally hold the Reportable Security for 60 days before selling such Reportable Security, subject to the approval of the Chief Compliance Officer. However, it should be noted that, from time to time, certain exceptions to the 60 day holding period may be granted for Access Persons, subject to the approval of the Chief Compliance Officer and the Managing Member. Prior to granting an exception, the Chief Compliance Officer will review the trade to determine whether it presents a conflict of interest for any Brigade advisory client and will deny the application if a conflict of interest is present. The conflict of interest review and exceptions will be documented by the Chief Compliance Officer or his delegate.

(f)                          Short Sales: An Access Person shall not engage in any short sale of a security if, at the time of the transaction, any Advisory Client account managed by Brigade Capital has a long position in such security.

(4)                        Reporting Requirements

(a)                         All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section 5 below) the following reports:

(i)                                List of Personal Accounts – Access Persons are required to provide the Chief Compliance Officer with a list of Personal Accounts when submitting their Initial Holdings Report. Access Persons should use the form provided in Form 13 to disclose such information. Access Persons shall keep this list current by disclosing new accounts in the Quarterly Transaction Report. For each Personal Account, the Access Person must disclose the following information:

(1)                          Brokerage account name (and each bank account used which is substantially as a brokerage account);

(2)                          Account number; and

(3)                          Name of each firm through which securities transactions are directed with respect to all accounts in which the Access Person may have Beneficial Ownership.

(xii)                                    Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

(1)                        Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined in Section 7.B. below) that the Access Person has any direct or indirect beneficial ownership.

•             title and type of Reportable Security;

•             ticker symbol or CUSIP number (as applicable);

•             number of shares; and

•             principal amount of each Reportable Security.

(2)                        Must disclose the name of any broker, dealer or bank with which the Access Person maintains an account in which ANY securities (not just Restricted Securities) are held.

(3)                        Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date the person becomes an Access Person of Brigade Capital.

(4)                        The report must be dated the day the Access Person submits it.

(5)                        Access Persons should use the form of Initial Holdings Report contained in Form 9 to this Code of Ethics.

(xiii)                                  Annual Holdings Report – Subject to the applicable provisions of Section 5 below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period (the “Annual Holding Certification Date”). For purposes of this Code, the Annual Holdings Certification Date must be submitted by each October 31. From a content perspective, such Annual Holdings Reports must comply with the requirements of Section 4.A (1), (2) and (3) above. Access Persons should use the form of Annual Holdings Report contained in Form 10 to this Code of Ethics.

(xiv)                                 Quarterly Transaction Reports – Subject to the applicable provisions of Section 5 below, Access Persons must also provide quarterly securities transaction reports for each transaction in a Reportable Security (as defined in Section 4.B. below) that the Access Person has any direct or indirect beneficial ownership. Such Quarterly Transaction Reports must meet the following requirements:

(1)                       Content Requirements – Quarterly Transaction Report must include:

•                                          date of transaction;

•                                          title of Reportable Security;

•                                          ticker symbol or CUSIP number of Reportable Security (as applicable);

•                                          interest rate or maturity rate (if applicable);

•                                          number of shares;

•                                          principal amount of Reportable Security;

•                                          nature of transaction (i.e., purchase or sale);

•                                          price of Reportable Security at which the transaction was effected;

•                                          the name of broker, dealer or bank through which the transaction was effected; and

•                                          the date upon which the Access Person submitted the report.

(2)                       Timing Requirements – Subject to Section 5.C., Access Persons must submit a Quarterly Transaction Report no later than 30 days after the end of each quarter.

(3)                       Access Persons should use the form of Quarterly Transaction Report provided in Form 11 to this Code of Ethics, subject to the applicable provisions of Section 5 below.

(b)                        Definition of Reportable Security. For purposes of the reporting requirements, a Reportable Security means a security as defined in Section 202(a)(18) the Investment Company Act of 1940, as amended, EXCEPT that it does NOT include:

•                       Direct obligations of the Government of the United States;

•                       Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements;

•                       Shares issued by money market funds;

•                       Shares issued by open-end funds that are registered under the Investment Company Act of 1940, as amended, provided that such funds are NOT registered funds managed by Brigade Capital or registered funds whose adviser or principal underwriter controls

Brigade Capital, is controlled by Brigade Capital, or is under common control with Brigade Capital (such funds, the “Reportable Funds”).

A “Reportable Security” includes shares that are issued by registered open-end funds which include, but are not limited to, (i) exchange-traded funds and (ii) the Reportable Funds.

(5)                        Exceptions from Reporting Requirements/Alternative to Quarterly Transaction Reports

This Section 5 sets forth exceptions from the reporting requirements of Section 4 of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section 5. Accordingly, the following transactions will be exempt only from the reporting requirements of Section 4:

(a)                        No Initial, Annual or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

(b)                       Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

(c)                        Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(i)                           Access Persons that would like to avail themselves of this exemption should:

(1)                        Ensure that the content of such broker confirms or account statements meet the content required for Quarterly Transaction Review Reports set forth in Section 4(a) under the heading “Quarterly Transaction Reports” above;

(2)                        Inform the Chief Compliance Officer that you would like to avail yourself of this reporting option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

• name of institution;

• address of institution;

• name of contact at institution;

• identification numbers for Personal Accounts held at institution; and

• name of Personal Accounts held at institution.

(3)                        The Chief Compliance Officer, or his designee, will then send the form of letter attached to this code of ethics as Form 12 to the institution on question.

(6)                        Protection of Material Non-Public Information About Securities/ Investment Recommendations

In addition to other provisions of this Code of Ethics and Brigade Capital’s Manual (including the Insider Trading Procedures which are detailed later in this Manual), Access Persons should note that Brigade Capital has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Brigade Capital. Notwithstanding the foregoing, Access Persons and Brigade Capital may provide such information to persons or entities providing services to Brigade Capital or its Advisory Clients where such information is required to effectively provide the services in question. Examples of such are:

•                                 brokers;

•                                 accountants or accounting support service firms;

•                                 custodians;

•                                 transfer agents;

•                                 bankers; and

•                                 lawyers.

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Brigade Capital, please see the Chief Compliance Officer.

(7)                        Oversight of Code of Ethics

(d)                       Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Brigade Capital.

(e)                        Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts will be reviewed on a regular basis and compared to transactions entered into by Brigade Capital for its Advisory Clients. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Brigade Capital. Any noted violations shall be properly documented for Brigade Capital’s compliance files.

(f)                         Sanctions. The executive management of Brigade Capital, with advice of outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, fines, suspension or termination of employment with Brigade Capital, or criminal or civil penalties.

(8)                        Compliance with Federal Securities Law

All employees are required to comply with applicable Federal Securities Laws. Failure to adhere to Federal Securities Laws could expose an employee to sanctions imposed by Brigade Capital, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Brigade Capital, or criminal or civil penalties. If there is any doubt as to whether a Federal securities law applies, employees should consult the Chief Compliance Officer.

(9)                        Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

FORM 9 - PRE-CLEARANCE FORM FOR TRANSACTIONS IN
PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-clearance Form prior to engaging in transactions in Reportable Securities as set forth in the Brigade Capital’s Code of Ethics. If approved, any such transaction must be consummated within 24 hours of receipt of approval. Access Persons should complete Sections (i) thru (v) below and submit this pre-clearance form to the Chief Compliance Officer (or his designee). Section (vi) will be completed by the Chief Compliance Officer (or his designee).

(i)            Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is: (check all that apply):

☐            Proposed investment is an IPO

☐            Proposed investment is a limited offering (e.g., private placement, interest in a hedge fund, restricted stock, etc.)

☐            Purchase or Sale of a Reportable Security (The issuer of which is not included on the Holding List, Restricted List or Watch List)

☐            Proposed sale of a pre-existing position in a Reportable Security on the Holdings List

☐            Proposed sale of a pre-existing position in a Reportable Security on the Watch List

(ii)           Investment Information        Issuer: ______________________________________

Investment Type (please check):

•              Cmn ☐, Pfd ☐, Debt ☐, Derivative ☐, Private/Restricted ☐

(iii)          Transaction Information

•	Transaction Type (please circle): Buy Sell
•	Estimated Trade Date:
•	Quantity:
•	Estimated Price:
•	Broker/Dealer (if any):

(vi)          Conflict of Interest Information

Access Persons should provide any additional factors that they believe may be relevant to a conflict of interest analysis (if any) (e.g. Brigade Capital has a relationship with the issuer, etc.):

(v)           Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that this pre-clearance will only be in effect for 24 hours from the date of the Chief Compliance Officer’s signature.

	Access Person’s Name (please print)	Access Person’s Signature	Date

(vi)	Disposition of Pre-Clearance Request
☐ Request Approved* ☐ Request Denied

	Chief Compliance Officer (or his designee)	Date

* If the pre-clearance request is approved as an exception to the firm’s Code of Ethics, the reason(s) why such exception was granted must be documented in Item (vii) below:

(vii)	*Reason for Exception:

	☐ Transaction amount is de minimis	☐ Transaction posed no material conflicts of interests
	☐ Would result in undue burden on Access Person	☐ Other:

FORM 10 – BRIGADE CAPITAL MANAGEMENT, LLC INITIAL
HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

In connection with my new status as an Access Person at Brigade Capital, the following sets forth all of my holdings in Reportable Securities (as defined in Section 4.B. of Brigade Capital’s Code of Ethics) that are held in my Personal Accounts (as defined in Section 2.A. of Brigade Capital’s Code of Ethics).

Principal
				Number of	Amounts
		Exchange Ticker		Shares Held (for	of Shares (for
		Symbol		Equity	Debt	Broker/Dealer
	Title and	or CUSIP Number	Long/	Securities, e.g.,	Securities, e.g.,	Or Bank Where
Date	Type of Security	(As Applicable)	Short	Common Stock)	Bonds)	Securities Are Held

*Add additional lines as necessary

OR

☐  No holdings in Reportable Securities (as defined in Section 4.B. of Brigade Capital’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________ __, 200 _ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

FORM 11 – BRIGADE CAPITAL MANAGEMENT, LLC
ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my holdings in Reportable Securities (as defined in Section 4.B of Brigade Capital’s Code of Ethics) that are held in my Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics) as of October 31st (the “Annual Holdings Certification Date”).

Principal
		Exchange Ticker		Number of	Amounts
		Symbol		Shares Held (for	of Shares (for
		or CUSIP		Equity	Debt	Broker/Dealer
	Title and	Number	Long/	Securities, e.g.,	Securities, e.g.,	Or Bank Where
Date	Type of Security	(As Applicable)	Short	Common Stock)	Bonds)	Securities Are Held

*Add additional lines as necessary

OR

☐  No holdings in Reportable Securities (as defined in Section 4.B of Brigade Capital’s Code of Ethics) as of the Annual Holdings Certificate Date.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________ ___, 200 _ (which must be a date within 45 days of the Annual Holdings Certificate Date (October 31st)).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

FORM 12 – BRIGADE CAPITAL MANAGEMENT, LLC QUARTERLY
TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of the transactions in Reportable Securities (as defined in Section 4.B of Brigade Capital’s Code of Ethics) made in my Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics) for the quarter beginning on __________ and ending on __________.

	Nature of					Principal
	Transaction				Price of	Amount,	Broker/Dealer
	(i.e., purchase,				Security at	Interest Rate	or Bank
	sale or other		Exchange Ticker	Number of	which	and Maturity	Through
	type of	Title and	Symbol or	Shares (for	Transaction	Date (for	Which
Date of	acquisition or	Type of	CUSIP Number	Equity	was	Debt	Transaction
Transaction	disposition)	Security	(As Applicable)	Securities)	Effected	Securities,	was Effected

*Add additional lines as necessary

OR

☐  No transactions in Reportable Securities (as defined in Section 4.B. of Brigade Capital’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 20__

March 31, 20__

June 30, 20__

September 30, 20__

Personal Accounts

I certify that there have not been any changes to the status in the list of Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics) that I provided to Brigade Capital upon becoming an Access Person (as defined in Section 2.A of Brigade Capital’s Code of Ethics); or

I certify that there have been changes to the status in the list of Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics) that I provided to Brigade Capital upon becoming an Access Person (as defined in Section 2.A of Brigade Capital’s Code of Ethics) and I have provided an updated list of Personal Accounts to Brigade Capital.

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

FORM 13 - REQUEST FOR COPIES OF TRADE CONFIRMATIONS & ACCOUNT STATEMENTS

[INSERT NAME OF BROKER]
[INSERT ADDRESS]

Re:  [NAME OF EMPLOYEE]/Account No(s). [###]

Dear [CONTACT NAME]:

As the Chief Compliance Officer for Brigade Capital Management, LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s)  held by our Employee be sent to my attention at the following address:

Brigade Capital Management, LLC
717 Fifth Avenue, Suite 1301
New York, NY 10022
Attn: Chief Compliance Officer

Please feel free to call me at (212) 745-9700 should you have any questions.

Best regards,

Brigade Capital Management, LLC

Name: Steve Vincent
Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, Brigade Capital Management, LLC, at the above-listed address.

Signature of Employee:

Name:

FORM 14 - BRIGADE CAPITAL MANAGEMENT, LLC LIST OF PERSONAL ACCOUNTS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics) in which I have beneficial ownership in (as defined in Section 2 of the Manual).

Name of Account and Number (including brokerage
accounts and bank accounts which are used
substantially as brokerage accounts)	Firms through which Transactions are Effected

*Add additional lines as necessary

OR

☐ I do not have any Personal Accounts (as defined in Section 2.A of Brigade Capital’s Code of Ethics)

In addition, I certify that I will update Brigade Capital at the end of each calendar quarter if and when there are changes to the information identified above.

Signature of Access Person

Chief Compliance Officer